SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

January 16, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: eLayaway, Inc.
File Reference No. 333-148516

We were previously the independent registered public accounting firm for eLayaway, Inc. and under the date of March 19, 2012, we reported on the consolidated financial statements of eLayaway, Inc. and Subsidiaries, as of December 31, 2011 and 2010 and for each of the two years in the period ended December 31, 2011.

Effective January 16, 2013 we were dismissed as the independent registered public accounting firm. We have read eLayaway, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on eLayaway Inc's Form 8-K dated January 16, 2013 be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

Salberg & Company P.A.

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com